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                     CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
New England Funds Trust II:

We consent to the incorporation by reference in Post-Effective Amendment No. 107 to the Registration Statement of New England Funds Trust II (comprising, respectively, the New England Limited Term U.S. Government Fund, New England Growth Opportunities Fund, New England Adjustable Rate U.S. Government Fund, New England High Income Fund, New England Massachusetts Tax Free Income Fund, New England Intermediate Term Tax Free Fund of New York and New England Intermediate Term Tax Free Fund of California - the "Series") on Form N-1A of our reports dated February 7, 1997 and February 10, 1997 on our audits of the financial statements and financial highlights of the respective Series, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1996, which are incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights", "Independent Accountants" and "Experts".

                                              /s/ COOPERS & LYBRAND L.L.P.
                                                  COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
June 27, 1997